EXHIBIT 4.33
                          HEALTHCARE TECHNOLOGIES LTD.
                                 (THE "COMPANY")
                             AUDIT COMMITTEE CHARTER
                            (EFFECTIVE _______, 2005)

1.   PURPOSE

     The purpose of the Audit Committee (the "COMMITTEE") of the Board of Directors ("the BOARD") of the Company is to assist the Board in the oversight of (i) the quality and integrity of the Company's financial statements, including the audits of the Company's financial statements;
     (ii) the accounting and financial reporting processes of the Company; (iii) the Company's compliance with legal and regulatory requirements; (iv) the independent auditor's qualifications and independence; and (v) the performance of the Company's internal audit processes and its independent auditors. In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors, and the financial management of the Company.

     This charter (the "CHARTER") shall govern the operations of the Committee.

2.   COMPOSITION

     A. The Committee shall be composed of three (3) or more directors, as appointed by the Board, each of whom shall meet the independence and financial literacy criteria required by the Securities Exchange Commission (the "SEC"), NASDAQ, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder ("SOX") and other requirements set forth in applicable law, including the requirements of the Israel Companies Law (1999) as amended from time to time (the "COMPANIES LAW"). All of the Company's Outside Directors, as defined in the Israel Companies Law, shall serve on the Committee. At least one (1) member shall be a Financial Expert, as such term is defined by SOX and NASDAQ. The Board shall determine, in its business judgment, whether a member meets the independence and financial literacy criteria, and whether at least one (1) member qualifies as a Financial Expert.

     B. Unless the Board designates a chair, the Committee members may appoint their own chair by majority vote (the "CHAIRMAN").

     C. The Board may, subject to applicable law, at any time and in its complete discretion remove any member of the Committee and may fill any vacancy in the Committee.

3.   MEETING AND PROCEDURES

     A. The Committee shall meet at least two (2) times each year, or more frequently as circumstances may require or as necessary to meet its responsibilities. The timing and location of the meetings shall be determined by the Committee or its Chairman. The Chairman shall review and approve an agenda in advance of each meeting and shall ensure that such agenda is circulated to each member of the Committee prior to the meeting. The internal auditor shall be given notice of Committee meetings, receive their agenda in advance and be entitled to participate in them. The Committee, in addition, will meet at any time that the independent auditor believes communication to the Committee is required. The Committee may meet with management, the senior-most internal auditor, and the independent auditor in separate sessions to discuss any matters which the Committee or these groups believe should be discussed privately with the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

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     B.   The Committee may meet by telephone conference call or by any other means permitted by applicable law and the Company's Articles of Association. In addition, the Committee may take decisions by means of a unanimous written consent.

     C. The Committee shall record the minutes of each meeting, and provide such minutes to the Board or Directors as set forth below in Paragraph 5 (B)(1) of this Charter.

     D. A majority of the number of Committee members will constitute a quorum for conducting business at a Committee meeting. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance will be the act of the Committee, unless a greater number is required by applicable law or the Company's Articles of Association.

     E. Subject to applicable law, the Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services to be performed by the independent auditors of the Company, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Committee at its next meeting.

4.   RESOURCES AND AUTHORITY

     The Committee will have appropriate resources and authority to discharge its responsibilities as required by applicable law, including the authority to engage independent legal, accounting or other counsel or advisors, as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation (a) to the Company's independent auditors engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, and (b) to any counsel or advisors retained by the Committee to assist it in carrying out its duties.

5.   DUTIES AND RESPONSIBILITIES

     The Committee shall have the following duties and responsibilities with respect to:

     A.   INDEPENDENT AUDITORS

          Subject to applicable law, the Committee shall:

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          1)   Approve the appointment and retention of the Company's
               independent auditor and its compensation and, if so determined by the Committee, approve the replacement of the independent auditor. The independent auditor shall report directly to the Committee.

               The Committee shall recommend that the Board take appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Committee shall obtain and review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Committee shall engage in an active dialogue with the independent auditor with respect to any disclosed relationships or services that might impact the objectivity and independence of the auditor.

               The Committee is directly responsible for overseeing the work of the Company's independent auditors engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. In connection with its oversight role, the Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the independent auditor pursuant to Section 204 of SOX regarding:

               (a)  critical accounting policies and practices to be used;

               (b) alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

               (c) other material written communications between the independent auditor and Company management.

          2) Confirm that the auditor that is to perform the audit services for the Company does not violate the audit rotation requirements of Section 203 of SOX, which provides that the independent auditor may not perform audit services for the Company if the lead audit partner or the audit partner responsible for reviewing the audit has performed audit services for the Company for each of the five previous fiscal years.

          3) Pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor to the extent required by, and in a manner consistent with, applicable law.

          4) At least annually, the Committee will obtain, review and discuss a report by the independent auditors describing (a) the independent auditor's internal quality control procedures, (b) any material issues raised by the most recent internal review or peer review of the firm or Public Company Accounting Oversight Board ("PCAOB") review, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, regarding any independent audit carried out by the firm, and (c) any steps taken to deal with any such issues.


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          5)   Instruct management, the independent auditor and the internal auditor that the Committee expects to be informed if there are any issues that require special attention or if it perceives any significant weaknesses in the Company's information and reporting systems.

          6)   Discuss and review with the independent auditor:

               (i)  all critical accounting policies and practices;

               (ii) all GAAP treatments that have been discussed with
                    management;

               (iii) resolution of disagreements between management and the auditor;

               (iv) ramifications of the use of alternative disclosures and treatments and the treatment preferred; and

               (v)  any other material communication with management.

          7) The Committee shall review and discuss with the independent auditors the plans for, and scope of, the annual audit and other examinations.

               The Committee will also review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management's response, including any restriction on audit scope or on access to requested information, and any disagreements with management, and significant issues discussed with the independent auditors.

               The Committee shall decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

          8) The Committee shall review and discuss with appropriate officers of the Company and the independent auditors, prior to the annual filing of the Company's annual report on Form 20-F, the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the disclosures regarding internal controls and other matters required to be reported to the Committee pursuant to Section 302 of SOX.

               Furthermore, the Committee shall include its judgment about the quality and appropriateness, not just the acceptability of accounting principles, the reasonableness of significant judgments, and the clarity and level of the disclosures in the financial statements.

               Additionally, the Committee shall review and discuss in the manner set forth above, as applicable, the Company's quarterly financial statements.


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               The Committee is responsible for overseeing the Company's
               accounting and financial reporting process and the audits of the Company's financial statements, on behalf of the Board.

               Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company.

               The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's interim financial statements.

          9) Discuss at least quarterly with the independent auditor, without management being present, (a) its judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company's financial statements. Review with the independent auditor and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

          10) The Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Committee shall direct management to advise the Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

          11) The Committee shall have such meetings with management, the independent auditor and the internal auditor as it deems appropriate, to discuss significant financial risk exposures facing the Company and management's plans for monitoring and controlling such exposures.

          12) The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. Israeli law provides the shareholders of the Company with the ultimate authority to appoint and terminate the independent auditors of the Company. Accordingly, the Committee is to present to the shareholders its recommendation regarding this matter.

          13) Review with the independent auditor any management letter provided by the independent auditor and with management the Company's response to that letter. Such review should include:


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               (i) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management; and

               (ii) any changes required in the planned scope of the internal audit.

     B.   REPORTING AND DISCLOSURE TO THE BOARD OF DIRECTORS

          In addition to the above, the Committee shall:

          1) Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

          2) Review and discuss on a general basis the types of information disclosed in, and the types of presentations to be made for, earnings press releases, as well as updated or new material financial information or earnings guidance provided to analysts and ratings agencies.

          3) Regularly report Committee actions to the Board, with such recommendations as the Committee deems appropriate.

          4) At least annually, the Committee will (i) review this Charter with the Board and recommend any changes to the Board, and (ii) evaluate its own performance against the requirements of this Charter and report the results of this evaluation to the Board. The Committee will conduct its review and evaluation in such manner as it deems appropriate.

     C.   CORPORATE OVERSIGHT

          For purposes of internal corporate governance, the Committee shall:

          1) Review significant changes to the Company's accounting principles and financial disclosure practices proposed by its independent auditor, internal auditor or management.

          2) Review the scope and results of internal audits, discussing with the Board and management, as applicable, the internal auditor's findings and recommendations.

          3) Review the CEO and CFO disclosures and certifications required under Sections 302 and 906 of SOX.

          4) Conduct or authorize such inquiries into matters within the Committee's scope of responsibility as the Committee deems appropriate. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

          5) Review and approve (i) interested actions and transactions, as required by the Israeli Companies Law and the regulations promulgated thereunder; and (ii) related party transactions as required by NASDAQ.

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          6)   The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          7) Meet with the Company's external counsel to discuss any evidence of any violations of securities or other laws or breaches of fiduciary duty by the company.

          8) Review and approve the performance, appointment or replacement of the Company's senior-most internal auditor.

          9) Establish and maintain hiring policies for employees or former employees of independent auditors.

          10) Periodically review and discuss with management, the independent auditor and legal counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including applicable changes in accounting standards or rules, compliance with applicable laws and regulations and any material reports or inquiries received from regulators or governmental agencies.

ADOPTION AND REVISIONS

This Audit Committee Charter was adopted by the Committee on _______ and approved by the Board on _______.


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